Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-169813 and 333-166697) of  Seanergy Maritime Holdings Corp. of our report dated March 19, 2012 relating to the financial statements, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
April 17, 2014